UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2024

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(Address of principal executive offices, including zip code)

(210) 698-5334

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.007 per share	BIAF	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On October 18, 2024, bioAffinity Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers, (i) in a registered direct offering, 2,048,294 shares (the “Shares”) of the Company’s common stock, par value $0.007 per share (the “Common Stock”), and (ii) in a concurrent private placement, common warrants (the “Common Warrants”) to purchase an aggregate of 2,662,782 shares of Common Stock (the “Common Warrant Shares”), with an exercise price of $1.50. Such registered direct offering and concurrent private placement are collectively referred to in this Current Report on Form 8-K as the “Offerings.”

The Company expects the Offerings to close on October 21, 2024 and to receive aggregate gross proceeds from the Offerings of approximately $2,662,782, excluding any proceeds that may be received upon the exercise of the Common Warrants and before deducting placement agent fees and other offering expenses payable by the Company. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-275608), which was declared effective by the Securities and Exchange Commission (the “Commission”) on November 27, 2023 (as amended from time to time, the “Registration Statement”). The Common Warrants and the Common Warrant Shares are being issued in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Common Warrants will be exercisable commencing on the effective date of stockholder approval, as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), for the exercise of the Common Warrants and issuance of the Common Warrant Shares issuable upon exercise of the Common Warrants (the “Stockholder Approval”) and will expire on the fifth anniversary of the date of Stockholder Approval (the “Stockholder Approval Date”).

Pursuant to the terms of the Purchase Agreement, until 45 days following the closing date of the Offerings (the “Closing Date”), the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), subject to certain exceptions. The Company has further agreed not to enter into an agreement involving any Variable Rate Transaction (as defined in the Purchase Agreement) until twelve (12) months following the Closing Date, provided however, that the prohibition on “at the market offerings” and equity lines of credit shall expire on the six-month anniversary of the Closing Date. In addition, each of the Company’s officers and directors have entered into lock-up agreements with the Company pursuant to which each of them has agreed not to, for a period of 60 days from the Closing Date, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

WallachBeth Capital, LLC acted as the exclusive placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the Offerings pursuant to that certain placement agency agreement, dated October 18, 2024 (the “Placement Agency Agreement”), by and between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Placement Agent will receive a cash fee of 8.0% of the aggregate gross proceeds paid to the Company for the securities sold in the Offerings and reimbursement of certain out-of-pocket expenses up to a maximum of $75,000. As additional compensation to the Placement Agent, in connection with the Offerings, the Company issued to the designees of the Placement Agent, warrants (“Placement Agent Warrants”) to purchase an aggregate of 61,448 shares of Common Stock (the “Placement Agent Warrant Shares”), which is equal to approximately 3.0% of the number of Shares issued in the registered direct offering, at an exercise price per share equal to $1.50, which is equal to the exercise price of the Common Warrants. The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that they are immediately exercisable and expire on the five-year anniversary of the date of issuance. In addition, pursuant to the terms of the Placement Agency Agreement: (a) the Placement Agent has the right of first refusal for a period of six (6) months after the Closing Date (October 21, 2024) to participate in each and every future public and private equity and debt offerings of the Company, or any successor to or any subsidiary of the Company in any U.S. stock exchange during such six (6) month period, and (b) if the Company, within twelve (12) months after the Closing Date, effects a sale of any securities with a party brought “over-the-wall” by the Placement Agent in connection with the Offerings, the Company will pay to the Placement Agent the same cash discount and will issue to the Placement Agent placement agent warrants exercisable for such number of shares equal to 3.0% of the securities issued in such offering upon the completion of such transaction.

Pursuant to the Purchase Agreement, the Company agreed to file a resale registration statement on Form S-1 (the “Resale Registration Statement”) to register the resale of the Common Warrant Shares as soon as practicable (and in any event within 45 calendar days following the date of the Purchase Agreement), and to use commercially reasonable efforts to have the Resale Registration Statement declared effective by the Commission and to keep such registration statement effective at all times until the Purchasers no longer owns any Common Warrants or Common Warrant Shares. The Company intends to register the Common Warrant Shares and the Placement Agent Warrant Shares on the Resale Registration Statement.

Terms of the Common Warrants

The Common Warrants will be exercisable commencing on the Stockholder Approval Date and will expire on the fifth anniversary of the Stockholder Approval Date. The Company has agreed to hold a special meeting of stockholders at the earliest practicable date after the Closing Date, but in no event later than ninety (90) days after the Closing Date for the purpose of obtaining Stockholder Approval, if required to effect the purpose thereof, with the recommendation of the Company’s Board of Directors (the “Board”) that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval, and request that its officers and directors, cast their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every six (6) months thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Common Warrants are no longer outstanding.

If at any time after the later of (i) the six-month anniversary of the Closing Date, and (ii) the Stockholder Approval Date, a registration statement registering the issuance of the Common Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrants.

The exercise price of the Common Warrants, and the number of Common Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants. The Company may also at any time during the term of the Common Warrants, subject to the prior written consent of the holder, voluntarily reduce the then current exercise price to any amount and for any period of time, subject to the rules and regulations of Nasdaq.

A holder will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

In the event of a Fundamental Transaction (as such term is defined in the Common Warrants), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Common Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of Common Warrants, will be obligated to purchase any unexercised portion of the Common Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Common Warrants have the right to require the Company or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in the Common Warrants) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in the Company’s control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the Common Warrants will only be entitled to receive from the Company or its successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Common Warrants will not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises such warrant.

Support Agreements

Certain of the Company’s stockholders holding in excess of 16% of the Company’s outstanding shares of Common Stock have entered into a Support Agreement, pursuant to which such stockholders have agreed, at every meeting of the holders of the Company’s Common Stock that the Company’s stockholders are requested to vote upon a proposal to approve the exercise in full of the Common Warrants and the issuance of the Common Warrant Shares upon exercise of the Common Warrants (the “Warrant Exercise Proposal”), to vote all of the shares of Common Stock that they own in favor the Warrant Exercise Proposal as well as any proposal to approve an adjournment of any such meeting of the Company’s stockholders for purposes of obtaining further votes in favor of the Warrant Exercise Proposal that are at any time or from time to time presented for consideration to the Company’s stockholders.

The foregoing summaries of the Offerings, including the securities to be issued in connection therewith, the forms of Placement Agency Agreement, Common Warrants, Placement Agent Warrants, Purchase Agreement and Support Agreement, do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 1.1, 4.1, 4.2, 10.1 and 10.2, respectively, and are each incorporated herein by reference.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

An opinion of Blank Rome LLP regarding the validity of the Shares being issued and sold in the registered direct offering is filed as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure regarding the Common Warrants, the Common Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares set forth under Item 1.01 is incorporated by reference into this Item 3.02. Such disclosure includes, but is not limited to, the fact that the Common Warrants, the Common Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are being issued in a private placement transaction and have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2024, the Board amended the Company’s Amended and Restated By-Laws, effective October 17, 2024, in order to amend the quorum requirement of Article II, Section 2.07 of the Amended and Restated By-Laws, such that thirty-four percent (34%) of the outstanding shares of stock of the Company entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

The foregoing description of the amendment to the Amended and Restated By-Laws is qualified in its entirety by the amendment to Amended and Restated By-Laws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On October 18, 2024, the Company issued a press release announcing the pricing of the Offerings described in Item 1.01 to this Current Report on Form 8-K, a copy of which is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Placement Agency Agreement, dated October 18, 2024, by and between bioAffinity Technologies Inc. and WallachBeth Capital LLC
3.1	Amendment to Amended and Restated By-Laws of bioAffinity Technologies Inc., dated October 17, 2024
4.1	Form of Common Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Blank Rome LLP
10.1	Form of Securities Purchase Agreement, dated as of October 18, 2024, by and between the Company and the purchasers listed on the signature pages thereto
10.2	Form of Support Agreement
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Press release issued by bioAffinity Technologies Inc., dated October 18, 2024 (pricing of the offering)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2024	BIOAFFINITY TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer